Exhibit 99.1
[Nurix logo]
Nurix Therapeutics Reports Fourth Quarter and Fiscal Year 2023 Financial Results and Provides a Corporate Update
NX-5948 received fast track designation from the FDA

NX-5948 showed positive results in Phase 1 clinical trial establishing a robust foundation for advancement in CLL

Licensed to Gilead a new development candidate, NX-0479/GS-6791, a targeted protein degrader of IRAK-4 for rheumatoid arthritis

Formed strategic collaboration with Seagen (now Pfizer) to advance a portfolio of degrader-antibody conjugates based on our industry-leading DELigase platform

Achieved $100 million in non-dilutive capital from partners in 2023, including $60 million upfront from Seagen and $40 million in success-based milestones and licensing fees from Gilead and Sanofi

Maintained strong financial position with cash and investments of $295.3 million
SAN FRANCISCO, February 15, 2024 – Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company developing targeted protein modulation drugs designed to treat patients with cancer and inflammatory diseases, today reported financial results for the fiscal quarter and fiscal year ended November 30, 2023, and provided a corporate update.
“Building on a very successful 2023, marked by impressive clinical data for both NX-5948 and NX-2127, Nurix has hit the ground running in 2024, with plans to accelerate enrollment in the NX-5948 leukemia and lymphoma program and enable development in inflammatory diseases,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “2023 was also a great year for our partnerships, generating significant non-dilutive funding and expanding our pipeline in both oncology and inflammation with our IRAK-4 degrader. We anticipate continued success with our partners Gilead, Sanofi, and Pfizer in the coming year.”
Recent Business Highlights
•Nurix presented clinical data for Bruton’s tyrosine kinase (BTK) degrader NX-5948 at the American Society of Hematology (ASH) Annual Meeting: In December 2023, Nurix reported data from the dose escalation stage of the Phase 1 trial demonstrating dose-dependent pharmacokinetics (PK), resulting in rapid, robust, and sustained BTK degradation in all patients treated. NX-5948 was well-tolerated across all doses. Preliminary efficacy data demonstrated clinical benefit in six of seven patients with chronic lymphocytic leukemia (CLL). Durable responses were seen across indications in non-Hodgkin lymphoma (NHL) patients, with almost half the patients continuing to receive treatment as of the data cut-off date. Dose escalation in the NX-5948 trial continues across all indications and the study is actively enrolling patients in the United States, the United Kingdom, and the Netherlands.
•NX-5948 received U.S. FDA Fast Track designation: In January 2024, the FDA granted Fast Track designation for NX-5948 for the treatment of adult patients with relapsed or refractory CLL or small lymphocytic lymphoma after at least two lines of therapy, including a BTK inhibitor (BTKi) and a B-cell lymphoma 2 (BCL2) inhibitor. The FDA’s Fast Track designation is intended to facilitate and expedite the development and review of drug candidates to treat serious conditions and fulfill an unmet medical need. A therapeutic candidate that receives Fast Track designation may be eligible for more frequent interactions with the FDA to discuss the candidate’s development plan and, if relevant criteria are met, eligibility for Accelerated Approval and Priority Review.
•Nurix presented clinical data for NX-2127, a dual BTK and IKZF1/3 degrader, at the ASH Annual Meeting: In December 2023, Nurix reported data from its Phase 1a dose escalation and Phase 1b dose expansion cohorts in CLL, mantle cell lymphoma (MCL) and diffuse large B-cell lymphoma (DLBCL). NX-2127 exhibited dose-dependent PK, leading to robust and sustained degradation of BTK and biologically relevant degradation of IKZF1 (Ikaros). Treatment with NX-2127 resulted in encouraging rapid and durable responses in the heavily pre-treated patient population including patients with BTK inhibitor resistance mutations. Durable complete responses were reported in two patients with MCL and DLBCL which remained ongoing for over one year. NX-2127 had a manageable safety profile that was consistent with previous reports for BTK-targeted and immunomodulatory therapies.

•High profile publications provide scientific basis for BTK scaffold function and degrader mechanism: In February 2024, Nurix announced the publication of a manuscript in the journal Science titled: “Kinase Impaired BTK Mutations Are Susceptible to Clinical Stage BTK and IKZF1/3 Degrader NX-2127” that elucidates a previously unappreciated oncogenic scaffold function of BTK responsible for clinical resistance to enzymatic inhibitors and shows that NX-2127 can overcome this resistance across a broad range of acquired mutations. A second manuscript was published contemporaneously in The Journal of Medicinal Chemistry entitled “Discovery and Preclinical Pharmacology of NX-2127, an Orally Bioavailable Degrader of Bruton’s Tyrosine Kinase with Immunomodulatory Activity for the Treatment of Patients with B Cell Malignancies,” which details the discovery and optimization of NX-2127.
Upcoming Program Highlights*
•NX-5948: NX-5948 is an investigational, orally bioavailable, small molecule degrader of BTK. NX-5948 is currently being evaluated in a Phase 1a/b clinical trial in adults with relapsed or refractory B-cell malignancies. In 2024, Nurix expects to define doses for Phase 1b cohort expansion in CLL and NHL and accelerate Phase 1 clinical trial enrollment to enable pivotal trials. Nurix plans to present additional clinical data with higher dose levels and longer treatment duration in mid-2024. In addition, Nurix expects to complete ongoing preclinical studies that can enable an investigational new drug (IND) application for NX-5948 in autoimmune indications. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05131022).
•NX-2127: NX-2127 is an orally bioavailable degrader of BTK with immunomodulatory activity for the treatment of patients with relapsed or refractory B-cell malignancies. Nurix is conducting a Phase 1a/b clinical trial of NX-2127, which includes three Phase 1b expansion cohorts in patients with DLBCL, MCL and CLL. Screening and enrollment of new study participants have been paused due to a partial clinical hold placed on the study by the FDA. Patients currently enrolled in the clinical study who are deriving clinical benefit may continue to receive treatment in accordance with the ongoing study protocol. In 2024, Nurix expects to resolve the partial clinical hold to enable the introduction of newly manufactured drug product into the ongoing Phase 1 clinical trial. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT04830137).
•NX-1607: Nurix’s lead drug candidate from its targeted protein elevation portfolio, NX-1607, is an orally bioavailable inhibitor of the E3 ligase Casitas B-lineage lymphoma proto-oncogene B (CBL-B) for immuno-oncology indications including a range of solid tumor types and lymphoma. Nurix is evaluating NX-1607 in an ongoing, Phase 1 trial in monotherapy and in a combination cohort utilizing paclitaxel in adults in a range of oncology indications. In 2024, Nurix expects to present data from the Phase 1a dose-escalation portion of the trial of NX-1607 and to define dose(s) to enable Phase 1b cohort expansion. Additional information on the clinical trial can be accessed at www.clinicaltrials.gov (NCT05107674).
•NX-0479/GS-6791: GS-6791 (previously NX-0479) is a potent, selective, oral IRAK4 degrader. Degradation of IRAK4 by GS-6791 has potential applications in the treatment of rheumatoid arthritis and other inflammatory diseases. Nurix’s partner, Gilead, is responsible for conducting IND-enabling studies and advancing this program to clinical development.
•Selection of new drug candidate: Nurix expects to select a new targeted protein degrader development candidate in 2024.
•Continued pipeline advancement of strategic collaborations with Gilead, Sanofi and Pfizer: Nurix expects to continue to achieve substantial research collaboration milestones throughout the terms of its collaborations with Gilead, Sanofi and Pfizer.
*Expected timing of events throughout this press release is based on calendar year quarters.
Fiscal Fourth Quarter and Full Year 2023 Financial Results
Revenue for the three months and twelve months ended November 30, 2023, was $15.2 million and $77.0 million, respectively, compared with $6.8 million and $38.6 million for the three and twelve months ended November 30, 2022, respectively. The increase for the twelve-month period was primarily due to a higher percentage of completion of performance obligations and an increase in the value of milestones achieved in the current period. The increase was also due to the receipt of $20.0 million related to the license option exercise payment from Gilead. During the year ended November 30, 2023, Nurix achieved research milestones under its collaborations with Gilead and Sanofi totaling $12.5 million and $7.0 million, respectively.

Research and development expenses for the three months and twelve months ended November 30, 2023, were $49.7 million and $189.1 million, respectively, compared to $46.1 million and $184.5 million for the three and twelve months ended November 30, 2022, respectively. For the twelve-month period, there was an increase in compensation and related personnel costs and an increase in clinical costs as Nurix continued its clinical trial programs and ongoing patient enrollment, offset by a decrease in research related costs and in contract manufacturing.
General and administrative expenses for the three months and twelve months ended November 30, 2023, were $10.8 million and $42.9 million, respectively, compared to $9.4 million and $38.0 million for the three and twelve months ended November 30, 2022, respectively. The increase for the twelve-month period was primarily related to an increase in non-cash stock-based compensation expense and an increase in professional service costs related to the Pfizer collaboration agreement, offset by a decrease in outside consulting costs.
Net loss for the three months and twelve months ended November 30, 2023, was $42.0 million or ($0.77) per share and $143.9 million or ($2.65) per share, respectively, compared with $46.7 million or ($0.87) per share and $180.4 million or ($3.71) per share for the three and twelve months ended November 30, 2022, respectively.
Cash, cash equivalents and marketable securities was $295.3 million as of November 30, 2023, compared to $268.7 million as of August 31, 2023.

About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of innovative small molecules and antibody therapies based on the modulation of cellular protein levels as a novel treatment approach for cancer, inflammatory conditions, and other challenging diseases. Leveraging extensive expertise in E3 ligases together with proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform, to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin-proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned, clinical stage pipeline includes targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B, an E3 ligase that regulates activation of multiple immune cell types including T cell and NK cells. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com.

Forward-Looking Statements
This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix, may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding: Nurix’s future financial or business performance; Nurix’s future plans, prospects and strategies; Nurix’s plans and expectations with respect to its current and prospective drug candidates, including its plans to accelerate enrollment in the NX-5948 clinical trial and its expectations with respect to the partial clinical hold on the NX-2127 clinical trial; the tolerability, safety profile, therapeutic potential and other advantages of Nurix’s drug candidates, including their potential to address a range of acquired mutations; the planned timing and conduct of Nurix’s clinical trials; the planned timing for the provision of updates and findings from Nurix’s preclinical studies and clinical trials; the potential benefits of and Nurix’s expectations with respect to its strategic collaborations, including the achievement of research milestones; the potential advantages of Nurix’s scientific approach and DELigase™ platform; and the potential benefits of Fast Track designation. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions regarding the future of Nurix’s business, its future plans and strategies, its development plans, its preclinical and clinical results, future conditions and other factors Nurix believes are appropriate in the circumstances. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) whether Nurix will be able to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) uncertainties related to the timing and results of preclinical studies and clinical trials; (iii) whether Nurix will be able to fund development activities and achieve development goals; (iv) uncertainties related to the timing and receipt of payments from Nurix’s collaboration partners, including milestone payments and royalties on future product sales; (v) the impact of global business, political and macroeconomic conditions, cybersecurity events, instability in the banking system, and global events, including regional conflicts around the world, on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (vi) whether Nurix will be able to protect intellectual property and (vii) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.
Contacts:
Investors
Jason Kantor, Ph.D.
Nurix Therapeutics, Inc.
ir@nurixtx.com

Elizabeth Wolffe, Ph.D.
Wheelhouse Life Science Advisors
lwolffe@wheelhouselsa.com

Media
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com

Nurix Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended November 30,		Year Ended November 30,
	2023	2022	2023	2022
Revenue:
Collaboration revenue	$15,159	$6,783	$56,987	$38,627
License revenue	—	—	20,000	—
Total revenue	15,159	6,783	76,987	38,627
Operating expenses:
Research and development	49,713	46,106	189,148	184,497
General and administrative	10,780	9,367	42,902	37,997
Total operating expenses	60,493	55,473	232,050	222,494
Loss from operations	(45,334)	(48,690)	(155,063)	(183,867)
Interest and other income, net	3,378	1,973	11,115	3,507
Net loss	$(41,956)	$(46,717)	$(143,948)	$(180,360)
Net loss per share, basic and diluted	$(0.77)	$(0.87)	$(2.65)	$(3.71)
Weighted-average number of shares outstanding, basic and diluted	54,670,342	53,944,109	54,337,901	48,607,990

Nurix Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	November 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$54,627	$64,474
Marketable securities, current	233,281	244,667
Prepaid expenses and other current assets	7,595	9,308
Total current assets	295,503	318,449
Marketable securities, non-current	7,421	63,879
Operating lease right-of-use assets	31,142	12,345
Property and equipment, net	16,808	17,163
Restricted cash	901	901
Other assets	3,823	4,022
Total assets	$355,598	$416,759
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,401	$5,064
Accrued expenses and other current liabilities	24,970	22,428
Operating lease liabilities, current	7,489	5,530
Deferred revenue, current	48,098	37,633
Total current liabilities	86,958	70,655
Operating lease liabilities, net of current portion	23,125	6,434
Deferred revenue, net of current portion	45,022	35,974
Total liabilities	155,105	113,063
Stockholders’ equity:
Common stock	49	47
Additional paid-in-capital	746,299	709,220
Accumulated other comprehensive loss	(655)	(4,319)
Accumulated deficit	(545,200)	(401,252)
Total stockholders’ equity	200,493	303,696
Total liabilities and stockholders’ equity	$355,598	$416,759